UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

DIGITAL ALLY, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9705 Loiret Boulevard

Lenexa, KS 66219

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Digital Ally, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two investors, pursuant to which the Company agreed to issue and sell, in an at-the- market registered direct offering (the “Offering”), an aggregate of 879,766 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) at an offering price of $13.64 per share, for gross proceeds of approximately $12.0 million before the deduction of the placement agent fee and offering expenses. For each share of common stock purchased, investors will receive a registered short-term warrant (the “Series A Warrant”) to purchase approximately 0.5 shares of common stock for a total of 437,086 shares of common stock. The Series A Warrants are immediately exercisable for a term of 24 months from their date of issuance. The Shares and the Series A Warrants are being offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-202944), which was initially filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2015 and was declared effective by the Commission on May 18, 2015 (the “Registration Statement”).

In a concurrent private placement (the “Private Placement”), the Company agreed to issue to the investors certain warrants (the “Series B Warrants” and “Series C Warrants” collectively with the Shares and the Series A Warrants, the “Securities”) at an exercise price of $13.43 per share. With respect to the Series B Warrants, for each share of common stock purchased in the registered direct offering, the investors will receive approximately 0.25 shares of common stock, for a total of 222,738 shares of common stock. With respect to the Series C Warrants, for each share of common stock purchased in the registered direct offering, the investors will receive one share of common stock, for a total of 879,766 shares of common stock. The Series B Warrants and Series C Warrants are immediately exercisable and expire 24 months and five and one-half years, respectively, from their dates of issuance.

Subject to limited exceptions, a holder of a Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, but in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Series B Warrants and Series C Warrants and the shares of common stock issuable upon the exercise of such Warrants are not being registered under the Securities Act, are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder. The Company is required to file a registration statement on Form S-3 within 45 calendar days of the issuance of the Series B Warrants and Series C Warrants to provide for the resale of the shares of common stock issuable upon the exercise of such Warrants. The Company will be obligated to use its commercially reasonable efforts to have such registration statement become effective within 120 days of the closing date and to keep such registration statement effective until the earlier of (i) the date on which all of the shares of commons stock issuable upon the exercise of the Series B Warrants and Series C Warrants have been sold under the registration statement or Rule 144 under the Securities Act and(ii) the date on which the shares of common stock issuable upon the exercise of the Warrants may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.

The closing of the Offering and the Private Placement occurred on July 22, 2015.

The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. From the date hereof until 60 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. From the date hereof until the earlier of (a) such time as no Purchaser holds any of the Securities or (b) the date following the 24 month anniversary of the date hereof that ten consecutive VWAPs (as defined in the Warrants) exceeds $20.15 (subject to adjustment for forward and reverse stock splits and the like), the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the foregoing provisions shall not apply to an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, as such terms are defined in the Securities Purchase Agreement.

On July 1, 2015, the Company entered into a Placement Agreement (the “Placement Agreement”) with WestPark Capital, Inc., pursuant to which the Company engaged WestPark Capital, Inc. as the sole placement agent in connection with the Offering and the Private Placement. The Placement Agent is not purchasing or selling any Securities the Company is selling, but agreed to use it reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agent a placement agent fee in cash equal to 6% of the gross proceeds from the sale of the Securities and reimburse the expenses of the placement agent for up to $30,000 of reasonable out-of-pocket expenses. The Placement Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company intends to use the net proceeds to retire $2.5 million principal amount of subordinated notes and for general corporate purposes.

The foregoing summaries of the Purchase Agreement, the Warrants and the Placement Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 4.1, 4.2, 4.3 and 1.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants and the shares of our common stock issuable upon the exercise thereof is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Placement Agreement, dated as of July 1, 2015, between the Company and WestPark Capital, Inc.

4.1	Form of Series A Common Stock Purchase Warrant.

4.2	Form of Series B Common Stock Purchase Warrant

4.3	Form of Series C Common Stock Purchase Warrant

5.1	Opinion of Christian J. Hoffmann, III, Securities Counsel, Digital Ally, Inc.

10.1	Securities Purchase Agreement, dated as of July 16, 2015, by and among Digital Ally, Inc. and the purchasers named therein.

23.1	Consent of Christian J. Hoffmann, III, Securities Counsel, Digital Ally, Inc. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Dated: July 22, 2015	By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agreement, dated as of July 1, 2015, between the Company and WestPark Capital, Inc.

4.1	Form of Series A Common Stock Purchase Warrant.

4.2	Form of Series B Common Stock Purchase Warrant

4.3	Form of Series C Common Stock Purchase Warrant

5.1	Opinion of Christian J. Hoffmann, III, Securities Counsel, Digital Ally, Inc.

10.1	Securities Purchase Agreement, dated as of July 16, 2015, by and among Digital Ally, Inc. and the purchasers named therein.

23.1	Consent of Christian J. Hoffmann, III, Securities Counsel, Digital Ally, Inc. (included in Exhibit 5.1).